Exhibit 32.3

      In connection with the Quarterly Report on Form 10-Q for the quarter ended May 31, 2007 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.

Date: June 29, 2007

By: /s/ Gerald R. Cahill
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Gerald R. Cahill
Executive Vice President and Chief
Financial and Accounting Officer

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